EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated March 21, 2000, included in this Form 10-K, into the Company's previously filed Amendment No. 3 to Form S-4 Registration Statement No. 333-25355 and post-effective Amendment No. 4 on Form S-2 to Form S-1 Registration Statement No. 33-59279.



                                             ARTHUR ANDERSEN LLP


Vienna, VA
March 29, 2000